EXHIBIT 11

Cotton States Life Insurance Company
Statement re: Computation of Per Share Earnings
(Amounts in thousands, except per share data)

The following computations set forth the calculations of basic and diluted net income per common share and common share equivalents for the three-month period ended December 31, 2002 and 2001.

	Basic Income Per	Diluted Income Per
	Share	Share

For the three months ended December 31, 2002
Net Income	$2,062	2,062

Weighted average number of common shares outstanding	6,334	6,334
Common share equivalents resulting from:
dilutive stock options	—	—
restricted stock	—	156

Adjusted weighted average number of common and common equivalent shares outstanding	6,334	6,490

Net income per common share	$.33	.32

For the three months ended December 31, 2001
Net Income	$1,757	1,757

Weighted average number of common shares outstanding	6,336	6.336
Common share equivalents resulting from:
dilutive stock options	—	—
restricted stock	—	163

Adjusted weighted average number of common and common equivalent shares outstanding	6,336	6,499

Net income per common share	$0.28	0.27

EXHIBIT 11

Cotton States Life Insurance Company
Statement re: Computation of Per Share Earnings
(Amounts in thousands, except per share data)

The following computations set forth the calculations of basic and diluted net income per common share and common share equivalents for the twelve-month period ended December 31, 2002 and 2001.

	Basic Income Per	Diluted Income Per
	Share	Share

For the twelve months ended December 31, 2002
Net Income	$7,309	7,309

Weighted average number of common shares outstanding	6,337	6,337
Common share equivalents resulting from:
dilutive stock options	—	1
restricted stock	—	156

Adjusted weighted average number of common and common equivalent shares outstanding	6,337	6,494

Net income per common share	$1.15	1.13

For the twelve months ended December 31, 2001
Net Income	$6,446	6,446

Weighted average number of common shares outstanding	6,343	6,343
Common share equivalents resulting from:
dilutive stock options	—	14
restricted stock	—	163

Adjusted weighted average number of common and common equivalent shares outstanding	6,343	6,520

Net income per common share	$1.02	0.99